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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 14, 1997 (November 11, 1997)




                      Laidlaw Environmental Services, Inc.
--------------------------------------------------------------------------------
               (Exact name of Company as specified in its charter)


Delaware                           1-8368                       51-0228924
-----------------               ------------                --------------
(State or other                  (Commission                 (IRS Employer
jurisdiction                    File Number)                Identification
of incorporation)                                                  Number)


   1301 Gervais Street, Suite 300, Columbia, South Carolina      29201
   --------------------------------------------------------    ---------
           (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code: (803) 933-4200


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ITEM 5.  OTHER EVENTS

         On November 11, 1997, Laidlaw Environmental Services, Inc. ("LESI")(NYSE:LLE) announced the award of an additional harbor dredging contract for the New York/New Jersey harbor area. The full text of the announcement is reproduced below:


FOR IMMEDIATE RELEASE

Contact: Kenneth W. Winger
         President and Chief Executive Officer

         Paul R. Humphreys
         Senior Vice President, Finance and Chief Financial Officer
         (803) 933-4210


                          LAIDLAW ENVIRONMENTAL GAINS
                      ADDITIONAL HARBOR DREDGING CONTRACT

COLUMBIA, SOUTH CAROLINA...NOVEMBER 11, 1997. Laidlaw Environmental Services, Inc. (NYSE:LLE) today announced the award of an additional harbor dredging contract for the New York/New Jersey harbor area. With this award, the Company increased its current fiscal year backlog of projects to actively manage the dredging, treatment and placement of sediment material to 1.3 million cubic yards with an estimated revenue value of $62.0 million.

This latest addition of over 900,000 cubic yards to the Company's dredging related activities is expected to generate revenue of $44 million. Once dredged, the material will be treated and placed on a nearby site under a beneficial re-use plan whereby the sediment material is used as fill at a local remediation site. Laidlaw Environmental Services continues to bid for additional available work of this type.

Laidlaw Environmental Services, Inc., headquartered in Columbia, South Carolina, supplies hazardous and industrial waste management services to industry and government across North America. The Company provides customers with local service from more than 100 locations in the United States and Canada, including 53 service centers, 12 landfills, 9 incineration facilities and a number of specialty service locations.


                                     -END-





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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: November 14, 1997               By:  /s/ Kenneth W. Winger
                                           ---------------------
                                           Kenneth W. Winger, President
                                           and Chief Executive Officer